UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

ELEVEN BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-9911

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective June 26, 2015, the Board of Directors (the “Board”) of Eleven Biotherapeutics, Inc. (the “Company”), following the approval and recommendation from the Compensation Committee of the Board, approved awards of restricted stock units (each, an “RSU” and, collectively, the “RSUs”) to members of the Company’s senior management, including 85,800 RSUs for Abbie C. Celniker, the Company’s President and Chief Executive Officer, 39,300 RSUs for Eric Furfine, the Company’s Chief Scientific Officer, and 37,400 RSUs for Karen Tubridy, the Company’s Chief Development Officer, under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”). Each award was made pursuant to a restricted stock unit agreement with the applicable officer under the 2014 Plan in the form approved by the Compensation Committee (the “RSU Agreement”).

The RSUs will vest, provided that the applicable officer continues to provide services to the Company, as to 33.33% of the original number of RSUs granted to such officer on each of the six-month, twelve-month and eighteen-month anniversaries of the grant date.

Each RSU represents the right to receive one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon the vesting of the RSU, subject to the terms and conditions set forth in the 2014 Plan and the RSU Agreement. The RSUs are not eligible for dividend equivalents or voting rights until the issuance of the underlying shares of Common Stock to the applicable officer following the vesting of the RSUs.

The foregoing description of the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, the form of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Restricted Stock Unit Agreement under 2014 Stock Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: June 29, 2015	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D.
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Restricted Stock Unit Agreement under 2014 Stock Incentive Plan